TEKNOWLEDGE CORPORATION
                             Stock Option Agreement

         THIS AGREEMENT is made this 30th day of March, 1995, by and between TEKNOWLEDGE CORPORATION, a Delaware corporation with its principal place of business in Palo Alto, California and formerly known as Cimflex Teknowledge Corporation (the "Company"), and Neil Jacobstein, an employee of the Company ("Optionee").

                                    ARTICLE 1
                                    Recitals

         1.1 Optionee is an employee of the Company, and the Company desires to have Optionee continue in its employ and to provide Optionee with an increased incentive to put forth maximum effort for the success of the Company's business.

         1.2 In order to provide such an increased incentive to its employees, the Company has adopted the Cimflex Teknowledge Corporation 1989 Stock Option Plan, as amended (the "Plan").

         1.3 The Company desires to set forth herein the amended terms of options previously granted to Optionee under the Plan on April 1, 1994 pursuant to the letter agreement attached as Annex A hereto.

                                    ARTICLE 2
                                  Option Grant

         2.1 The Company previously granted to Optionee the right and option to purchase up to, but not exceeding in the aggregate 2,002,880 shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), on April 1, 1994, for a term expiring on April 1, 2004 (the "Option Term"), at an exercise price of $0.03 per share. Such price is equal to 100% of the Fair Market Value, as such term is defined in the Plan, of a share of Common Stock on April 1, 1994.

         2.2 The options granted hereunder are intended to qualify as Incentive Stock Options. To the extent any such options do not qualify as Incentive Stock Options for any reason, such options which do not so qualify shall be considered to be Nonqualified Stock Options, as defined in the Plan.

                                    ARTICLE 3
                            Exercise and Withholding

         3.1 Options granted Optionee vest and are exercisable according to the following schedule:

                   September 30, 1994                250,360
                   December 31, 1994                 250,360
                   March 31, 1995                    250,360
                   June 30, 1995                     250,360
                   September 30, 1995                250,360
                   December 31, 1995                 250,360
                   March 30, 1996                    250,360
                   June 30, 1996                     250,360

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provided,  however, that if at fiscal year end December 31, 1994 or December 31,
1995, after completion of the annual audit by the Company's independent public accountants for such fiscal year, the Company realizes income in an amount equal to or greater than $100,000 during that year from certain unusual and unbudgeted transactions, such as income from the proceeds of a favorable settlement or result obtained in a lawsuit, a significant product license sale, a sale of a product line (such as the Delta Product line), a sale of obsolete furniture or equipment, or any other unbudgeted or unplanned transaction of a similar nature, then options to purchase that number of shares equal to 25% of the income from the unusual transaction divided by $.12 will be accelerated and will vest on the next scheduled quarterly vesting date set forth above and any quarterly increments remaining in the two-year vesting schedule set forth above, beginning with the June 30, 1996 increment, will be reduced in reverse chronological order to reflect any such acceleration.

         As options become exercisable, they may be exercised at any time and from time to time during the Option Term.

         3.2 Options shall be exercised by Optionee by delivering to the Company a Notice in the form set forth as Annex B hereto, together with a check payable to the order of the Company and/or shares of Common Stock, with a stock power executed in blank, equal in value to the option price of the shares being purchased. Shares of Common Stock surrendered in exercise of an option shall be valued at their Fair Market Value, as defined in the Option Plan, on the date of exercise.

         3.3 Optionee shall deliver to the Company at the time an option is exercised any additional evidence as the Company may deem necessary to establish that such exercise is in compliance with all applicable securities laws.

         3.4 The Company shall notify Optionee of the amount of withholding tax, if any, which must be paid under federal and, where applicable, state and local law upon exercise of an option. The Company may deduct such amount from the Optionee's regular salary payments. If the full amount of the withholding tax cannot be recovered in this manner, Optionee shall, forthwith upon the receipt of such notice, remit the deficiency to the Company.

                                    ARTICLE 4
                            Termination of Employment

         4.1 If Optionee's employment by the Company shall terminate for any reason other than total and permanent disability as defined in Section 422(c)(6) of the Code ("disability"), retirement as described in the Plan, death, or involuntary termination of the Optionee's employment, except where such involuntary termination is for "cause" (for purposes of this Agreement, "cause" is defined as any malfeasance, criminal misconduct or dereliction of duty by the Optionee in the performance of his duties to the Company), all options which are unexercised on the date of termination of employment shall expire and cease to be exercisable thirty days following such date.

         4.2 If Optionee's employment shall be involuntarily terminated by the Company, except where such involuntary termination is for cause, the options granted pursuant to this Agreement shall vest and become exercisable in full without regard to Section 3.1 of this Agreement, and Optionee shall have the right within three months after the date of such involuntary termination, but not after the expiration of the Option Term, to exercise in whole or from time to time in part any of the options prior to the expiration of such three month period.

         4.3 If Optionee shall retire with the consent of the Company after having reached the age of sixty-five, Optionee may, within three months after the date of such retirement, but not after the expiration of the option Term, exercise in whole or from time to time in part any options which are or become exercisable prior to the expiration of such three-month period.

         4.4 If Optionee shall die while in the employ of the Company, the options granted pursuant to this Agreement shall vest and become exercisable in full without regard to Section 3.1 of this Agreement, and Optionee's executors, administrators, or any person or persons to whom his options have been transferred by will or by the laws of descent and distribution shall have the right within one year after the date of his death, but not after the expiration of the Option Term, to exercise in whole or from time to time in part any of the options prior to the expiration of such one-year period.

         4.5 If Optionee shall cease to be employed by the Company by reason of disability, the options granted pursuant to this Agreement shall vest and become exercisable in full without regard to Section 3.1 of this Agreement, and Optionee shall have the right within one year after the date such disability is first determined, but not after the expiration of the Option Term, to exercise in whole or from time to time in part any of the options prior to the expiration of such one-year period.

                                    ARTICLE 5
                       Certain Events: Accelerated Vesting

         5.1 The options pursuant to this Agreement shall vest in full and become exercisable until the expiration of the option Term without regard to
Section 3.1 of this Agreement upon a "change in control" of the Company. A "change in control" is defined as (i) a tender offer by any person or group for 15% or greater of the Company's voting securities, (ii) the acquisition by any person or group of beneficial ownership of 15% or greater of the Company's voting securities unless such acquisition has been approved by the Board of Directors of the Company, (iii) any election of persons to the Board of Directors that causes a majority of the Board to consist of persons other than persons who were members of the Board on the date of the Agreement or persons other than persons who were nominated by persons who were members of the Board on the date of the Agreements, or (iv) approval by the stockholders of the Company of a reorganization, merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or dissolution.

                                    ARTICLE 6
                                  Miscellaneous

         6.1 In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of all or a material portion of the assets of the Company, substantial distributions to stockholders or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to Optionee, the Company shall make such equitable adjustments as it may deem appropriate in the Plan and the options granted hereunder. Any such adjustment shall be final and binding on Optionee.

         6.2 In the event of: (i) a dissolution  or  liquidation of the Company;
(ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law (a) any surviving corporation shall assume options granted hereunder or shall substitute similar options for such options, or (b) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options, then, providing Optionee is an employee of the Company immediately prior to such event, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

         6.3 Nothing contained in this Agreement or in the Plan shall be deemed to confer upon Optionee any right to prevent or to approve or vote upon any of the corporate actions described in this Article 6. The existence of the options granted hereunder shall not affect in any way the right or the power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         6.4 Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom options may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

         6.5 The options granted hereunder are not transferable by Optionee otherwise than by will or the laws of descent and distribution and are exercisable during Optionee's lifetime only by him. No assignment or transfer of the options granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer, the options shall terminate and become of no further effect.

         6.6 Optionee shall not be deemed for any purpose to be a stockholder of the Company in respect of any shares as to which options shall not have been exercised as herein provided, and until such shares have been issued to Optionee by the Company hereunder.

         6.7 Nothing in this Agreement or the Plan shall confer upon Optionee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of Optionee with or without cause.

         6.8 Notwithstanding any other provision hereof, Optionee hereby agrees that he will not exercise the options granted hereunder, and that the Company will not be obligated to issue any shares to Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of governmental authority.

         6.9 Throughout the Option Term, the Company shall make available to Optionee, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option Term, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

         6.10 No amounts of income received by Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company.

         6.11 Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by Optionee to the Company shall be mailed or delivered to the Company at its office at 1810 Embarcadero Road, Palo Alto, California 94303, and all notices or communications by the Company to Optionee may be given to Optionee personally or may be mailed to him.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

OPTIONEE:                                           TEKNOWLEDGE CORPORATION

/s/ Neil Jacobstein                                 By:      /s/ Dennis Bugbee
                                                    Title:   Director of Finance
                                                    Date:    March 30, 1995

                                                                         ANNEX B
                            Exercise of Stock Option
         Pursuant to the provisions of the Amended Stock Option Agreement entered into as of between Teknowledge Corporation (the "Company") and Optionee (the "Agreement"), I hereby exercise the stock option granted under the terms of the Agreement to the extent of shares of the Common Stock of the Company (the "Shares"). I deliver to you herewith the sum of $
 in payment for the Shares.

Date:
Optionee:
Address:
Social Security Number: